SECOND AMENDMENT TO LEASE AGREEMENT


         THIS SECOND AMENDMENT TO LEASE AGREEMENT, is hereby made by and between CHROMATEX PROPERTIES, INC., a corporation organized and existing under the laws of the State of Pennsylvania, hereinafter referred to as the "Lessor" and CULP, INC., a corporation organized and existing under the laws of the State of North Carolina, hereinafter referred to as the "Lessee".

                              W I T N E S S E T H:

         THAT WHEREAS, Lessor and Lessee entered into a Lease dated November 1, 1993, herein referred to as the "Lease Agreement"; and
         WHEREAS, the Lease Agreement was amended effective May 1, 1994; and WHEREAS, Lessor will make certain improvements to the Premises which have been requested by Lessee; and
         WHEREAS, Lessee agrees to pay additional rent and also agrees to exercise the first five year option included in Paragraph 1 of the Lease Agreement; and
         WHEREAS, Lessor and Lessee desire to enter into this Second Amendment to the Lease Agreement.
         NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties do hereby agree as follows:


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         1. Lessor will expand the Premises at Lessor's expense in accordance with the proposal dated March 26, 1997 by Hazle Builders, Inc.
         2. The term of the Lease Agreement is hereby extended for an additional five (5) years with such extension to cover the period from November 1, 1998 through October 31, 2003. This extension shall eliminate the first five (5) year option for Lessee to renew the Lease.
         3. Lessee shall continue to have two options to extend the Lease Agreement for five (5) years each as provided in the Lease Agreement dated November 1, 1993. Provided, however, that the rent shall be computed for such option periods as provided in the Lease Agreement and based on a base period rental.
         4. Paragraph 2 of the Lease Agreement is hereby amended to read as follows:
                  2. Lessee shall continue to pay rental of Seventeen Thousand Eight Hundred Thirty-three and 67/100 Dollars ($17,833.67) a month through June 30, 1997 with the last installment of Seventeen Thousand Eight Hundred Thirty-three and 67/100 Dollars ($17,833.67) being due on June 1, 1997. Beginning with the rental payment due on July 1, 1997 through the rental payment due on October 1, 1998, Lessee shall pay Lessor a rental of Nineteen Thousand Eight Hundred Eight and 67/100 Dollars ($19,808.67) per month. For the rental payments due on November 1, 1998 through payment due on October 1, 2003, Lessee shall pay Lessor rental payments of Eighteen Thousand Sixteen and 67/100 Dollars ($18,016.67) per month.


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         5. All other terms of the Lease Agreement shall remain the same.

         IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to the Lease Agreement to be effective as of the 17th day of April, 1997.

                                          CHROMATEX PROPERTIES, INC.

                                 s/s      By:  Ronald W. Satterfield
                                               Executive Vice President

                                                     LESSOR

                                   CULP, INC.


                                 s/s      By:  Franklin N. Saxon
                                               Vice President and
                                               Chief Financial Officer

                                                      LESSEE


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